Exhibit 10.22

FIRST AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

This First Amendment (this “First Amendment”) dated as of June 20,2012 is made and entered into between ARIA Retirement Solutions, Inc. (“ARIA”) and Transamerica Advisors Life Insurance Company (the “Company”).

RECITALS

WHEREAS, ARIA and the Company have entered into an Administrative Services Agreement dated August 3. 2011 (the “Services Agreement”);

WHEREAS, ARIA and the Company agree that ARIA does not provide any underwriting or claims adjustment services which would require licensure as a Third Party Administrator (“TPA”) and ARIA’s premium collection services are performed in its capacity as a licensed insurance producer;

WHEREAS, ARIA has changed its corporate form from that of a limited liability company to a that of a corporation and has continued to fulfill its obligations under the Services Agreement; and

WHEREAS, ARIA and the Company desire to modify and amend the Services Agreement as provided herein;

AMENDMENT

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration. ARIA and the Company do hereby mutually agree as follows:

1. Update to ARIA’s Legal Name. Each occurrence of “ARIA Retirement Solutions. LLC” in the Services Agreement is hereby replaced with “ARIA Retirement Solutions, Inc.”

2. Amendment to the Services Agreement. Section, 1.13 of the Agreement: the entirety of the paragraph is hereby replaced to read as follows:

“ARIA is licensed as an insurance producer in the State of California and in all other states in which it is required to be so licensed. ARIA will comply with all applicable laws, rules. and regulations to which it is or may become subject.”

3. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Services Agreement” and each other similar reference contained in the Services Agreement shall, after this First Amendment becomes effective, refer to the Services Agreement as amended hereby, except that, for the avoidance of doubt, reference to “the date hereof” or other similar references contained in the Services Agreement shall mean the date of the Services Agreement, and not the date of this First Amendment.

4.	Miscellaneous.

a. Except as expressly set forth herein, this First Amendment shall not constitute a waiver or amendment of any term or condition of the Services Agreement and all such terms and conditions shall remain in full force and effect.

b. This First Amendment shall be construed and in accordance with, and governed by, the laws of the State of Iowa.

c. This First Amendment may be executed in any number of counterparts (including by facsimile or PDF), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective officers duly authorized and to take effect as of the date first written above.

Transamerica Advisors Life Insurance Company		ARIA Retirement Solutions, Inc.

By:		By:

Name:	Anne M. Spaes	Name:	David Stone

Title:	Vice President	Title:	CEO